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                                                                    Exhibit 4.5




                       S U B O R D I N A T E D    N O T E



         Three (3) years after date, we promise, for value received, to pay at our office in Cape Coral, Florida, to the order of ____________________________ The sum of ______________________________ with interest at Twelve Percent (12%) per annum. Interest shall be payable during the term of this Note quarterly on the 15th day of January, April, July and October of each year.

         SERIES. This Note is one of a series of Subordinated Three-Year Notes all of like tenor except as to the amount issued, and to be issued by us, amounting in the aggregate to not more than the principal sum of Four Hundred Thousand Dollars ($400,000.00).

         SUBORDINATION. The Corporation and each holder of this Note, by his acceptance hereof, agree that the payment of the principal of and interest on this Note is hereby expressly subordinated to the prior payment of the principal of interest on all existing or future obligations of the Company for money borrowed from any bank, trust company, insurance company, Federal or state agency and other public or municipal agency or entity, or other financial institution engaged in the business of lending money, hereinafter called the Senior Indebtedness. Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the company, or in the event the Notes shall be declared due and payable upon the occurrence of any event of default, (1) no amount shall be paid by the Corporation in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall have been paid in full, and (2) no claim or proof of claim shall be filed with the Corporation by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         SECURITY INTEREST. The subordination provisions herein do not create a security interest as against either the common debtor or subordinated creditor.

         TERM. This subordination agreement shall remain in full force and binding upon the parties to the Note until such time as the Senior Indebtedness existing before the Note, or acquired after the issuance of the Note, shall have been paid in full or the note matures.

         DEFAULT. If default be made in the note payment or any of the interest payments when due, the holder of this note may, at the option of said holder, declare all unpaid indebtedness evidenced by this Note immediately due and payable, and thereupon the undersigned agrees to pay all costs of collection, including a reasonable attorney's fee.



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Failure at times to exercise such option shall not constitute a waiver of the right to exercise it later.

         WAIVERS. The undersigned waives presentment, demand for payment, notice of dishonor, protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this note, and consents to any and all extensions of time, renewals, releases of liens or security interests, waivers, or modifications that may be made or granted by the Bank to any party hereto. No delay by the holder in exercising any power or right shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right preclude other or further exercise, or the exercise of any other power or right; and no waiver whatever or modification of the terms of this Note shall be valid unless in writing signed by the holder of this Note and then only to the extent therein set forth.

         Payable at Cape Coral, Florida


                                          C.C.C. COMMUNICATIONS CORPORATION



                                          By:
                                             ----------------------------------
                                                  Tom Chubokas, President